NationsBank Corporation and Subsidiaries                           Exhibit 12(a)
Ratio of Earnings to Fixed Charges
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(Dollars in Millions)


                                               Nine Months                         Year ended December 31
                                                 Ended        ---------------------------------------------------------------
                                           September 30, 1997    1996        1995          1994           1993         1992
                                           ----------------------------------------------------------------------------------
Excluding Interest on Deposits
------------------------------
Income before taxes .....................     $  3,530        $  3,634     $  2,991      $  2,555      $  1,991      $  1,396

Equity in undistributed losses (earnings)
  of unconsolidated subsidiaries ........            1               2           (7)           (3)           (5)           (1)

Fixed charges:
     Interest expense (including
       capitalized interest) ............        3,394           4,125        4,480         2,896         1,421           916
     Amortization of debt discount and
       appropriate issuance costs .......           14              20           12             8             6             3
     1/3 of net rent expense ............          111             126          125           114            96            91
                                              -------------------------------------------------------------------------------
        Total fixed charges .............        3,519           4,271        4,617         3,018         1,523         1,010

Earnings (excluding capitalized interest)     $  7,050        $  7,907     $  7,601      $  5,570      $  3,509      $  2,398
                                              ===============================================================================

Fixed charges ...........................     $  3,519        $  4,271     $  4,617      $  3,018      $  1,523      $  1,010
                                              ===============================================================================

Ratio of Earnings to Fixed Charges ......         2.00            1.85         1.65          1.85          2.30          2.38



Including Interest on Deposits
------------------------------
Income before taxes .....................     $  3,530        $  3,634     $  2,991      $  2,555      $  1,991      $  1,396

Equity in undistributed losses (earnings)
  of unconsolidated subsidiaries ........            1               2           (7)           (3)           (5)           (1)

Fixed charges:
     Interest expense (including
       capitalized interest) ............        6,367           7,447        7,761         5,310         3,570         3,688
     Amortization of debt discount and
       appropriate issuance costs .......           14              20           12             8             6             3
     1/3 of net rent expense ............          111             126          125           114            96            91
                                              -------------------------------------------------------------------------------
        Total fixed charges .............        6,492           7,593        7,898         5,432         3,672         3,782

Earnings (excluding capitalized interest)     $ 10,023        $ 11,229     $ 10,882      $  7,984      $  5,658      $  5,170
                                              ===============================================================================

Fixed charges ...........................     $  6,492        $  7,593     $  7,898      $  5,432      $  3,672      $  3,782
                                              ===============================================================================

Ratio of Earnings to Fixed Charges ......         1.54            1.48         1.38          1.47          1.54          1.37

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